UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016 (August 17, 2016)

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD disclosure.

On August 17, 2016, the Board of Directors of SB Financial Group, Inc., Defiance, Ohio declared a quarterly cash dividend of $16.25 per share ($0.1625 per depository share) on its 6.50% Noncumulative Convertible Preferred Shares, Series A (the “Series A Preferred Shares”) payable on September 15, 2016 to shareholders of record as of August 31, 2016. The dividend on the Series A Preferred Shares is for the dividend period from June 15, 2016 to, but excluding, September 15, 2016.

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company with two operating subsidiaries: State Bank and DCM. State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through a total of 19 banking centers; 18 in nine Ohio counties and one center in Fort Wayne, Indiana, and 22 full-service ATMs. The Company has five loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. DCM provides item processing services to community banks located primarily in the Midwest. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2016, SB Financial was ranked #160 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: August 22, 2016	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer

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